Exhibit 10.8

                              Envirokare Tech, Inc.
                          2255 Glades Road, Suite 112E
                              Boca Raton, FL 33431
                       Ph. 561-989-9960 Fax. 561-989-8544



March 14, 2001

Charles H. Stein
Mark Kallan
Gerald Breslauer


Gentlemen:

This letter will serve as an amendment to your Employment Contracts with Envirokare Tech, Inc. dated December 13, 2000.

The number of Qualified Options you received under your respective contracts will be as follows:

Charles H. Stein           500,000 shares
Mark Kallan                300,000 shares
Gerald Breslauer           300,000 shares

In the event that you are not instrumental in helping Envirokare secure $200,000 through the private placement of its common shares by April 23, 2001, Charles H. Stein agrees to the cancellation of 400,000 of his option shares. In this event, the Company will also have the option of canceling your Employment Contract at any time after April 23, 2001 upon the payment to you of $20,000.

Immediately upon the execution of this letter or as soon as the checks from the private placement completed on March 13, 2001 are deposited in the company's bank account and cleared funds are available you will be paid for February as follows:

Charles H. Stein           $6,500
Mark Kallan                $3,000
Gerald Beslauer            $2,500



If the second $200,000 is raised as contemplated by April 23, 2001 you will be compensated as follows:

                           For March 2001                     For April 2001
Charles H. Stein           $6,000                             $6,000
Mark Kallan                $3,000                             $3,000
Gerald Breslauer           $4,000                             $4,000

The  remuneration   section  of  Charles  H.  Stein's  contract  is  amended  to
$6,000/month instead of $13,000/month.

Mark Kallan and Gerald Breslauer will continue to receive $3,000 and $4,000 per month respectively without regard to how much money the Company raises. When Mark Kallan and/or Gerald Breslauer begin to spend more than 15 hours/week on Company business your respective salaries will be increased commensurate with the amount of time spent. The other terms and conditions of your Employment Contracts are not affected by this amendment and remain in full force and effect.

If this letter is in accordance with our verbal agreement please indicate so by signing your name where indicated below and returning an executed copy to me.

Envirokare Tech, Inc.                         /S/   CHARLES H. STEIN
                                            ------------------------------
                                            Charles H. Stein
  /S/   STEVE PAPPAS
-----------------------------

By:      Steve Pappas                         /S/   MARK KALLAN          .
                                            ------------------------------
         President                          Mark Kallan


                                              /S/   GERALD BRESLAUER
                                            ------------------------------
                                            Gerald Breslauer